Exhibit 99.1

4747 Bethesda Avenue, Suite 1100, Bethesda, MD 20814
NYSE symbol: PEB
www.pebblebrookhotels.com

Pebblebrook Hotel Trust Announces Successful Amendments Of Credit Agreements:
Covenant Waivers And Extensions of Debt Maturities

Bethesda, MD, July 1, 2020 - Pebblebrook Hotel Trust (NYSE: PEB) (the “Company”) today announced that it has successfully amended the agreements governing its outstanding debt, including its $650.0 million senior unsecured revolving credit facility, $2.0 billion of term loans and working capital facilities, and $100.0 million private placement senior notes. In addition, $242.6 million of the Company’s $300.0 million November 2021 debt maturity was extended to November 2022.

As amended, the Company’s credit agreements and related documents waive existing financial covenants through the end of the first quarter of 2021 and provide substantially less restrictive covenants through the end of the second quarter of 2022. Highlights of the amended agreements include:

▪
Continued ability to pay quarterly preferred equity dividend payments and a $0.01 per share quarterly common dividend (or higher if required to maintain REIT status) during the waiver period so long as the Company is in compliance with all loan agreements;

▪	Flexibility to complete new acquisitions and other investments during the waiver period;

▪	Ability to complete up to $90.0 million of capital improvements and redevelopment projects through the end of the waiver period;

▪	All of the Company’s outstanding debt remains unsecured; and,

▪	Limitations during the waiver period on common share repurchases and certain required prepayments following capital issuances or property dispositions.

“We are very appreciative of the strong support we’ve received from our banking partners and private noteholders during this unprecedented time,” said Raymond D. Martz, Chief Financial Officer for Pebblebrook Hotel Trust. “The amendments and covenant waivers will provide us with the liquidity and flexibility to continue to reinvest in our hotels as well as to execute on any acquisition and investment opportunities. In addition, the extension of most of our 2021 term loan means we have no meaningful debt maturities until November 2022.”

About Pebblebrook Hotel Trust

Pebblebrook Hotel Trust (NYSE: PEB) is a publicly traded real estate investment trust (“REIT”) and the largest owner of urban and resort lifestyle hotels in the United States. The Company owns 54 hotels, totaling approximately 13,400 guest rooms across 15 urban and resort markets with a focus on the west coast gateway cities. For more information, visit www.pebblebrookhotels.com and follow us at @PebblebrookPEB.

This press release contains certain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “assume,” “plan,” references to “outlook” or other similar words or expressions. These forward-looking statements relate to expected liquidity and investment opportunities. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the COVID-19 pandemic, the state of the U.S. economy and the supply of hotel properties, and other factors as are described in greater detail in the Company’s filings with the U.S. Securities and Exchange Commission, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and Current Report on Form 8-K filed with the SEC on March 24, 2020. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.pebblebrookhotels.com.

All information in this press release is as of July 1, 2020. The Company undertakes no duty to update the statements in this press release to conform the statements to actual results or changes in the Company’s expectations.

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Contact:

Raymond D. Martz, Chief Financial Officer, Pebblebrook Hotel Trust - (240) 507-1330
For additional information or to receive press releases via email, please visit our website at
www.pebblebrookhotels.com